Exhibit 99.2

First Quarter 2008 Results April 30, 2008

1 Copyright 2008 NAVTEQ Corp. All rights reserved. Important Disclosure This presentation may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations, assumptions and projections about NAVTEQ at the time that the statements are made. Such statements may include, but are not limited to, availability of navigation on automobiles, navigation take rate, and planned expenditures. The forward-looking statements are subject to certain risks and uncertainties that may cause the actual results to differ materially from our past performance our current expectations and projections. For a discussion of these risks and factors that may affect future performance, please review the reports filed by NAVTEQ NAVTEQ with the SEC; in particular, note the risk factors set forth under "Item 1A. Risk Factors" in each of the Company's most recent Annual and Quarter Reports filed with the Securities and Exchange Commission. NAVTEQ disclaims any obligation to update or revise any forward-looking statements, except as required by law.

2 Copyright 2008 NAVTEQ Corp. All rights reserved. 1Q08 Results Overview 1 1Q08 performance set new first quarter records for revenue & operating income - Q1 revenue up 40% vs. 1Q07 - Excluding foreign exchange, 2007 acquisitions, & distribution business, base business revenue grew 27% vs. 1Q07 - Growth in operating income & EPS dampened by: • heavier project investment • full impact of operating expenses related to 2007 acquisitions • Nokia transaction expenses Net Cash from Operating Activities was $76.8 million • Cash and marketable securities of $532.2 million at 3/30/08 ($ in millions, FY2008 FY2007 % BETTER/ except per share data) Q1 Q1 (WORSE) Revenue 224.5 $ 160.0 $ 40% Costs & Expenses (183.7) (121.6) (51%) Operating Income 40.8 38.3 6% Other Income 5.4 3.8 42% Pretax Income 46.1 42.1 9% Tax Expense (13.2) (11.9) (11%) Net Income 32.9 $ 30.2 $ 9% Diluted EPS (as reported) 0.32 $ 0.31 $ 4%

3 Copyright 2008 NAVTEQ Corp. All rights reserved. Selected 1Q08 Performance Factors 1. Solid unit growth for portable device business • Results reflect strong December 2007 PND map units 2. Positive momentum for in-dash business • Performance was solid despite poor car sales trends in both of o ur primary geographic regions 3. Favorable impact of stronger Euro • 1Q08 average USD/Euro rate of $1.50 1 vs. 1Q07 average rate ($1.31): increased revenue by $12.7 millio n and EPS by $0.03 4. Heavy investment in critical map content projects and business development activities • Plan contemplates a more aggressive H1 and FY08 spending to achieve year-end objectives 5. Comparison to 1Q07, which benefited from: • One time revenue adjustments • Slower than anticipated ramp-up in spending

4 Copyright 2008 NAVTEQ Corp. All rights reserved. 1Q08 Revenue By Geographic Region Europe, Middle East & Africa (EMEA) • Q1 revenue grew 31% vs. 1Q07 - Up 14% excl. FX and MapSolute acquisition (November ’07) Americas •Q1 revenue grew 54% vs. 1Q07 - Up 41% excl. Traffic.com acquisition (March ’07) Asia-Pacific • Q1 revenue ($1.1 million) declined 43% vs. 1Q07 1Q07 Asia-Pacific 1.2% EMEA 54.6% Americas 44.3% 1Q08 Asia-Pacific 0.5% EMEA 51.0% Americas 48.5%

Business Update — In-Dash

- In-dash map units grew 16% vs. 1Q07, driven by positive trends in adoption and navigation take rate
  - Europe in-dash units showed good growth vs. 1Q07 despite poor car sales
    - **Overall car sales down 3% vs. 1Q07**
    - **Adoption rate of approx. 83% for 2008 (est.) vs. 84% in 2007**
    - **Overall take rate for 2008 expected to increase 1-2 ppts. vs. 2007**
      - Modest growth expected in virtually all car segments
  - North America in-dash units up double digits vs. 1Q07 in weak car sales environment
    - **Overall car sales down 5.7% vs. 1Q07**
      - Luxury cars down 14%, Minivans/pickups down 17%, SUVs down 6%, mid-size 'C' segment down 3%
    - **Adoption is primary growth driver: 75% (est.) for 2008 (vs. 69% in 2007)**
      - Q1 launches: Infiniti EX, Hyundai Sonata, Toyota Corolla/Matrix, Suzuki SX4, BMW 1-series, Jaguar XF
    - **Overall take rate for 2008 expected to increase slightly**
  - Map updates comprised 10% of in-dash map units

Note: Car sales data from Global Insight.

NAVTEQ

Copyright 2008 NAVTEQ Corp. All rights reserved.

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Business Update — Portable Device, Wireless

- Portable device map units grew 129% vs. 1Q07[(1)]
  - Q1 revenue generally reflects December, January, and February customer royalty reports
  - Solid unit growth in Europe, despite:
    - comparison to strong 1Q07 performance
    - loss of TomTom ONE business (impact started in 3Q07)
    - uncertain economic conditions
  - NA PND business continued its exciting growth trend
    - NVT portable maps more than tripled vs. 1Q07




NOKIA
NOKIA

- Wireless/LBS
  - Strong 1Q07 growth in NA driven by continued promotion and bundling of VZW's *VZ Navigator* with other services



(1) Portable device map units include PNDs, PDAs and mobile phones with onboard maps.

NAVTEQ

Copyright 2008 NAVTEQ Corp. All rights reserved.
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7 Copyright 2008 NAVTEQ Corp. All rights reserved. 1Q08 Revenue Analysis Onboard business was 83% of total revenue and 89% of map license & related revenue • Distribution Services - 13% of total revenue - 30% of total in-dash map units • EU 40% of in-dash units • NA 21% of in-dash units “Market Basket Price” declined approx. 8% vs. 1Q07 (1) MBP: Weighted average license fee variance for top ten customers in Europe and North America on their highest volume NVT map product purchased in both the current and year-ago quarters. Reflects base fee reductions, volume discounts and other considerations. Map Units (in thousands) 2008 2007 % CHANGE 2007 % CHANGE Q1 4Q07 VS. 4Q07 Q1 1Q07 In-Dash 1,210 1,327 (9%) 1,045 16% Portable Device 4,872 7,230 (33%) 2,129 129% Total Map Units 6,082 8,557 (29%) 3,174 92% Note: Map units include initials, updates, additional regions, and all other maps used for route guidance. Portable Device units include PNDs, PDAs, and mobile phones with onboard maps.

8 Copyright 2008 NAVTEQ Corp. All rights reserved. 1Q08 Operating Expense Analysis • Database Creation & Delivery costs - Up 55% vs. 1Q07 • Up 36% excl. FX and 2007 acquisitions - Down 5% vs. 4Q07 • SG&A expense - Up 44% vs. 1Q07 • Up 23% excl. FX, 2007 acquisitions, and Nokia transaction expenses - Down 4% vs. 4Q07 • Total operating expenses - Up 51% vs. 1Q07 • Up 31% excl. FX, 2007 acquisitions, and Nokia transaction expenses - Down 5% vs. 4Q07 Operating Expenses 1Q08 DC&D 62.8% SG&A 37.2% Database Creation & Delivery Costs 1Q08 Other DB 5.9% Direct Distribution 19.1% Data Collection & Processing 75.0%

9 Copyright 2008 NAVTEQ Corp. All rights reserved. Additional 1Q08 Financial Data • Stock Stock-based comp. expense: $5.6 million (vs. $4.3 million in 1Q07) - SBC breakdown: • DC&D: $1.3 million • SG&A: $4.3 million - Stock option expense: $2.8 million option expense: $2.8 million Nokia transaction expenses: $0.9 million (SG&A) Operating margin: 18.2% Pretax margin: 20.5% Effective tax rate: 28.7% 0% 5% 10% 15% 20% 25% 30% 35% 40% 1Q07 2Q07 3Q07 4Q07 1Q08 Operating Margin 0% 5% 10% 15% 20% 25% 30% 35% 40% 1Q07 2Q07 3Q07 4Q07 1Q08 Pretax Margin

Appendix

Key Financial and Other Metrics

($ in millions, except where indicated)

	2007A 1Q	2007A 2Q	2007A 3Q	2007A 4Q	2007A YEAR	2008 1Q
Average USD/Euro FX rate	$1.311	$1.348	$1.375	$1.450	$1.371	$1.500
Days in the period	91	91	91	92	365	90
Revenue	$ 160.0	$ 202.3	$ 214.8	$ 276.4	$ 853.4	$ 224.5
% Growth (vs. prior yr)	*30.8%*	*48.8%*	*50.6%*	*52.9%*	*46.7%*	*40.3%*
% of Annual Total	*18.7%*	*23.7%*	*25.2%*	*32.4%*	*100.0%*	*NA*
Operating Expenses	$ (121.6)	$ (148.3)	$ (164.3)	$ (193.1)	$ (627.2)	$ (183.7)
% Growth (vs. previous qtr)	*3.2%*	*21.9%*	*10.8%*	*17.5%*	*NA*	*(4.9%)*
% of Annual Total	*19.4%*	*23.6%*	*26.2%*	*30.8%*	*100.0%*	*NA*
Operating Income	$ 38.3	$ 54.0	$ 50.5	$ 83.3	$ 226.2	$ 40.8
% Margin	*24.0%*	*26.7%*	*23.5%*	*30.1%*	*26.5%*	*18.2%*
Net Income	$ 30.2	$ 40.9	$ 39.9	$ 61.9	$ 173.0	$ 32.9
% Growth (vs. prior yr)	*86.9%*	*72.1%*	*47.3%*	*44.2%*	*57.3%*	*8.7%*
% Margin	*18.9%*	*20.2%*	*18.6%*	*22.4%*	*20.3%*	*14.7%*
Diluted EPS	$ 0.31	$ 0.41	$ 0.40	$ 0.61	$ 1.73	$ 0.32
% Growth (vs. prior yr)	*83.6%*	*64.5%*	*39.7%*	*36.1%*	*50.5%*	*3.7%*
% of Annual Total	*18.0%*	*23.6%*	*22.8%*	*35.2%*	*100.0%*	*NA*
Net Cash From Operating Activities	$ 79.1	$ 84.5	$ 65.2	$ 64.2	$ 292.9	$ 76.8
Revenue Metrics						
Total Map Units (000s)	3,174	4,386	5,178	8,557	21,294	6,082
In-Dash	1,045	1,204	1,260	1,327	4,836	1,210
Portable Device	2,129	3,182	3,918	7,230	16,458	4,872
Onboard Revenue as % of Total	87%	82%	83%	86%	84%	83%
Distribution Revenue as % of Total	15%	12%	11%	10%	12%	13%
Distribution Units as % of In-Dash Total	41%	36%	32%	38%	36%	30%
EMEA	58%	53%	47%	53%	53%	40%
Americas	24%	17%	19%	24%	21%	21%

NAVTEQ

Copyright 2008 NAVTEQ Corp. All rights reserved.

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12 Copyright 2008 NAVTEQ Corp. All rights reserved. 1,000 1,500 2,000 2,500 3,000 3,500 4,000 1Q07 2Q07 3Q07 4Q07 1Q08 Headcount Selected Quarterly Metrics $0 $50 $100 $150 $200 $250 $300 1Q07 2Q07 3Q07 4Q07 1Q08 Revenue (M) 0 2,000 4,000 6,000 8,000 10,000 1Q07 2Q07 3Q07 4Q07 1Q08 Map Units (K) $0 $20 $40 $60 $80 $100 1Q07 2Q07 3Q07 4Q07 1Q08 Net Cash From Operating Activities (M)

13 Copyright 2008 NAVTEQ Corp. All rights reserved. 1Q08 Revenue Breakdown EMEA 51.0% Asia-Pacific 0.5% Americas 48.5% Revenue By Geography License-Related Revenue By Data Delivery Model(1) Revenue By Fee Type Onboard 89% Offboard & Other 11% Other 2% Advertising 5% Map License & Related 93% (1) As a % of digital map license and related revenue only.